Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of April 7, 2022	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

REDWOODS ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	April 4,	Pro Forma Adjustments		As Adjusted April 7, 2022
	2022	(Unaudited)		(Unaudited)
Assets
Current assets
Cash	$1,221,755	$(217,500)	(d)	$635,162
		(269,000)	(e)
		(100,000)	(f)
		(93)	(g)
Prepaid expense	264,926	30,000	(e)	294,926
Total current assets	1,486,681	(556,593)		930,088

Cash held in trust account	101,000,000	15,000,000	(a)	116,150,000
		525,000	(b)
		(375,000)	(c)
Total Assets	$102,486,681	$14,593,407		$117,080,088

Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accrued offering costs and expenses	$460,975	$(217,500)	(d)	$4,475
		(239,000)	(e)
Due to related party	200,000	(100,000)	(f)	100,000
Total current liabilities	660,975	(556,500)		104,475

Warrant liability	529,495	—		529,495
Deferred underwriting fee payable	3,750,000	562,500	(c)	4,312,500
Total Liabilities	4,940,470	6,000		4,946,470

Commitments and Contingencies
Common stock subject to possible redemption, 10,000,000 and 11,500,000 shares at conversion value of $10.10 per share, as actual and adjusted, respectively	101,000,000	15,000,000	(a)	116,150,000
		150,000	(b)

Stockholders’ Deficit
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,352,500 and 3,405,000 shares issued and outstanding (excluding 10,000,000 and 11,500,000 shares subject to possible redemption, as actual and adjusted, respectively)	335	5	(b)	340
Additional paid-in capital	—	—		—
Accumulated deficit	(3,454,124)	374,995	(b)	(1,949,702)
		(937,500)	(c)
		(93)	(g)
Total Stockholders’ Deficit	(3,453,789)	(562,593)		(4,016,382)
Total Liabilities, Temporary Equity, and Stockholders’ Deficit	$102,486,681	$14,593,407		$117,080,088

The accompany notes are an integral part of the pro forma financial statement.

F-2

REDWOODS ACQUISITION CORP.

NOTES TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Redwoods Acquisition Corp. (the “Company”) as of April 7, 2022, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 7, 2022 as described below.

On April 4, 2022, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), one redeemable warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and one right to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Redwoods Capital LLC (the “sponsor”) and Chardan Capital Markets, LLC (“Chardan”) of 377,500 units and 100,000 units, respectively (the “Private Units”), generating total proceeds of $4,775,000.

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. On April 5, 2022, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on April 7, 2022. The total aggregate issuance by the Company of 1,500,000 Units at a price of $10.00 per Unit resulted in total gross proceeds of $15,000,000. On April 7, 2022, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 37,500 Private Units and 15,000 Private Units to the sponsor and Chardan, respectively, generating gross proceeds of $525,000.

A total of $116,150,000 ($10.10 per Unit) of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the Private Placements on April 4, 2022 and April 7, 2022, were placed in a trust account with Continental Stock Transfer & Trust acting as trustee.

As the over-allotment option was fully exercised, no portion of the insider shares are subject to forfeiture.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash held in trust account	$15,000,000
	Common stock subject to possible redemption		$15,000,000
	To record sale of 1,500,000 Over-allotment Units at $10.00 per Unit

(b)	Cash held in trust account	$525,000
	Common stock		$5
	Additional paid-in capital		$374,995
	Common stock subject to possible redemption		$150,000
	To record sale of 52,500 Additional Private Units at $10.00 per Unit

(c)	Additional paid-in capital	$937,500
	Cash held in trust account		$375,000
	Deferred underwriting fee payable		$562,500
	To record payment of cash underwriting fee and deferred underwriting fee arising from sale of Over-allotment Units

(d)	Accrued offering costs and expenses	$217,500
	Cash		$217,500
	To record payment of accrued offering costs and expenses

(e)	Prepaid expenses	$30,000
	Accrued offering costs and expenses	239,000
	Cash		$269,000
	To record payment of accrued offering costs and expenses

(f)	Promissory note – related party	$100,000
	Cash		$100,000
	To record repayment of promissory note from the Sponsor

(g)	Accumulated deficit	$93
	Additional paid-in capital		$93
	To record bank service charge

F-3